Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston
Executive Vice President,	Phone: 332-895-3222
Chief Operating Officer &	investors@artivion.com
Chief Financial Officer
Phone: 770-419-3355

Artivion Reports Second Quarter 2026 Financial Results

Second Quarter & Recent Business Highlights:

•Achieved revenue of $125.8 million in the second quarter of 2026 versus $113.0 million in the second quarter of 2025, an increase of 11% on a GAAP basis and 9% on a non-GAAP constant currency basis
•Net loss for the second quarter of 2026 was $(13.5) million, or $(0.28) per fully diluted share, and non-GAAP net income was $6.3 million, or $0.13 per fully diluted share
•Adjusted EBITDA increased 7% to $26.4 million in the second quarter of 2026 compared to $24.8 million in the second quarter of 2025
•Announced U.S. FDA PMA Approval of the AMDS Hybrid Prosthesis
•Completed acquisition of Endospan Ltd.

ATLANTA, GA – (August 6, 2026) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the second quarter ended June 30, 2026.

“In the second quarter of 2026, we delivered 9% constant currency revenue growth and 7% adjusted EBITDA growth, reflecting continued execution of our strategy to drive long-term, profitable growth through an expanding and clinically differentiated product portfolio. Revenue growth was once again driven primarily by On-X and stent grafts, including AMDS, with On-X growing 18% and stent grafts growing 12% on a constant currency basis, both compared to the second quarter of 2025,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin continued, “During the quarter, we achieved two milestones we have been focused on since the start of the year. First, we completed the acquisition of Endospan Ltd. and its NEXUS Aortic Arch Stent Graft System sooner than we had anticipated; and second, we received U.S. FDA approval of the PMA for our AMDS Hybrid Prosthesis. Together with ARCEVO LSA, AMDS and NEXUS complete our market-leading, three-pronged aortic arch portfolio, positioning us as the only company globally with a complete portfolio of aortic arch solutions. NEXUS is also a platform technology that is supporting three additional PMA programs in development, which we expect will further extend and solidify our leadership in the aortic arch market over time.”

Mr. Mackin concluded, “Overall, we are pleased with our second quarter performance, which included an acceleration in stent graft revenue and a return to growth across all international geographies. Combined with the AMDS PMA approval, we have even greater confidence in our ability to deliver our full year guidance. We continue to build our broader market expansion pipeline, with ARTIZEN enrolling as expected, and remain confident in our longer-term growth outlook.”

Second Quarter 2026 Financial Results
Total revenues for the second quarter of 2026 were $125.8 million, an increase of 11% on a GAAP basis and 9% on a non-GAAP constant currency basis, both compared to the second quarter of 2025.

Net loss for the second quarter of 2026 was $(13.5) million, or $(0.28) per fully diluted common share, compared to net income of $1.3 million, or $0.03 per fully diluted common share for the second quarter of 2025. Non-GAAP net income for the second quarter of 2026 was $6.3 million, or $0.13 per fully diluted common share, compared to non-GAAP net income of $10.7 million, or $0.24 per fully diluted common share, for the second quarter of 2025. Non-GAAP net income for the second quarter of 2026 includes pretax losses related to foreign currency revaluation of $0.7 million.

2026 Financial Outlook
Artivion is reiterating its expectations for revenue for the full year 2026 to be in the range of $480 to $496 million, representing growth of 7% to 11% on an adjusted constant currency basis compared to 2025 adjusted revenue1. This guidance contemplates a continued expectation for currency to represent an approximate one percentage point tailwind for the full year.

Artivion is reiterating its full year 2026 adjusted EBITDA to be in the range of $92 to $99 million. This guidance includes the previously articulated expectation to incur approximately $8 million of expense through the full year 2026 associated with the acquisition of Endospan, which closed in May 2026.

The Company’s financial performance for 2026 and future periods is subject to the risks identified below.

1 Full year 2025 adjusted revenue excluded a $2.3 million reserve for estimated payback to the Italian government for fiscal years 2019 through 2025 as a result of legislation adopted in Italy that would require medical device manufacturers to repay previously paid amounts to the extent that such expenditures ostensibly exceed annual regional maximum ceilings. In the fourth quarter of 2025, the Company recorded a liability of $2.3 million as a reduction to revenue as an estimate of the amount that the Company may be required to repay for certain years after 2018. See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP adjusted revenue, non-GAAP net income, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company’s non-GAAP adjusted constant currency growth rates compare current year revenues to prior period revenues adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, expense/(income) for business development, integration, and severance, losses on inducement/extinguishment of debt, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company’s existing and acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. The Company believes it is useful to exclude this revenue impact and certain expenses from non-GAAP financial measures because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to depreciation and amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2026 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation; expense/(income) for business development, integration, and severance; losses on inducement/extinguishment of debt; and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on August 6, 2026, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call, dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13760537.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth, growth drivers and short and long term growth prospects, earnings, currency impacts, and other financial measures and related information; our beliefs about our competitive advantages and market opportunities; our expected product mix and business strategy; anticipated quarterly fluctuations in our business; our ability to scale our business and expand adjusted EBITDA margins; that our revenues for the full year 2026 will be in the range of $480 to $496 million, representing revenue growth of between 7% to 11% compared to 2025 on an adjusted constant currency basis; that we expect non-GAAP adjusted EBITDA to be in the range of $92 to $99 million in 2026; the expected benefits to be achieved from our Endospan acquisition; and our expected expenses to be incurred after close of the acquisition. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from the Ascyrus Medical LLC and Endospan transactions, including the expected benefits of the NEXUS Aortic Arch Stent Graft System and other pipeline products; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timelines; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-Q for the quarter ended June 30, 2026. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Products	$99,905	$87,444	$191,347	$166,242
Preservation services	25,852	25,528	50,747	45,708
Total revenues	125,757	112,972	242,094	211,950

Cost of products and preservation services:
Products	33,991	28,315	63,688	53,578
Preservation services	11,249	11,545	22,441	21,683
Total cost of products and preservation services	45,240	39,860	86,129	75,261

Gross margin	80,517	73,112	155,965	136,689

Operating expenses:
General, administrative, and marketing	79,826	57,665	140,646	112,369
Research and development	9,055	7,063	17,896	13,791
Total operating expenses	88,881	64,728	158,542	126,160

Operating (loss) income	(8,364)	8,384	(2,577)	10,529

Interest expense	7,253	7,270	12,620	14,933
Interest income	(367)	(68)	(572)	(212)
Losses on inducement/extinguishment of debt	—	2,664	—	2,664
Other income	(3,551)	(4,964)	(3,265)	(8,043)

(Loss) income before income taxes	(11,699)	3,482	(11,360)	1,187
Income tax expense	1,811	2,137	733	347

Net (loss) income	$(13,510)	$1,345	$(12,093)	$840

(Loss) income per share
Basic	$(0.28)	$0.03	$(0.25)	$0.02
Diluted	$(0.28)	$0.03	$(0.25)	$0.02

Weighted-average common shares outstanding:
Basic	48,541	44,296	48,309	43,270
Diluted	48,541	45,378	48,309	44,503

Net (loss) income	$(13,510)	$1,345	$(12,093)	$840
Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(911)	15,768	(9,757)	22,099
Comprehensive (loss) income	$(14,421)	$17,113	$(21,850)	$22,939

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,316	$64,908
Trade receivables, net	97,928	89,758
Other receivables	12,835	13,921
Inventories	103,364	92,427
Deferred preservation costs	53,365	54,531
Prepaid expenses and other	26,572	42,537
Total current assets	371,380	358,082

Goodwill	349,862	254,091
Acquired technology, net	149,274	123,664
Operating lease right-of-use assets, net	36,580	34,701
Property and equipment, net	73,699	64,988
Other intangibles, net	74,696	32,831
Deferred tax assets, net	1,216	1,201
Other long-term assets	15,227	15,238
Total assets	$1,071,934	$884,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,870	$16,042
Accrued compensation	17,843	22,484
Accrued expenses	16,252	16,447
Accrued interest	6,526	4,815
Taxes payable	5,580	7,489
Accrued procurement fees	1,541	3,436
Current portion of contingent consideration	25,000	20,690
Current maturities of operating leases	5,058	4,649
Current portion of finance lease obligations	860	726
Other current liabilities	7,401	4,778
Total current liabilities	106,931	101,556

Long-term debt, net	363,423	215,114
Non-current contingent consideration	71,517	39,890
Non-current maturities of operating leases	35,824	34,427
Deferred tax liabilities, net	25,884	24,308
Deferred compensation liability	10,739	9,464
Non-current finance lease obligations	2,802	2,698
Other long-term liabilities	9,229	9,107
Total liabilities	$626,349	$436,564

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 50,179 and 49,330 shares issued as of June 30, 2026 and December 31, 2025, respectively	502	493
Additional paid-in capital	535,798	516,604
Retained deficit	(63,591)	(51,498)
Accumulated other comprehensive loss	(12,476)	(2,719)
Treasury stock, at cost, 1,487 shares as of June 30, 2026 and December 31, 2025	(14,648)	(14,648)
Total stockholders’ equity	445,585	448,232

Total liabilities and stockholders’ equity	$1,071,934	$884,796

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Net cash flows from operating activities:
Net (loss) income	$(12,093)	$840

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	13,088	10,984
Non-cash compensation	16,578	14,167
Non-cash lease expense	2,612	2,510
Write-down of inventories and deferred preservation costs	2,368	2,379
Deferred income taxes	(1,421)	(231)
Change in fair value of contingent consideration	9,710	(210)
Losses on inducement/extinguishment of debt	—	2,664
Other	(2,590)	(7,423)
Changes in operating assets and liabilities, net of acquisition:
Receivables	(7,971)	(9,660)
Inventories and deferred preservation costs	(10,752)	(5,521)
Prepaid expenses and other assets	(5,271)	(6,215)
Accounts payable, accrued expenses, and other liabilities	(4,370)	(6,226)
Net cash flows used in operating activities	(112)	(1,942)

Net cash flows from investing activities:
Capital expenditures	(18,751)	(6,925)
Acquisition of Endospan, net of cash acquired	(116,661)	—
Payments related to sale of non-financial assets	(1,500)	—
Other	(3,000)	—
Net cash flows used in investing activities	(139,912)	(6,925)

Net cash flows from financing activities:
Proceeds from issuance of long-term debt, net	148,875	—
Repayment of debt	—	(134)
Proceeds from exercise of stock options and issuance of common stock	2,625	4,459
Proceeds from financing insurance premiums	3,217	3,117
Principal payments on short-term notes payable	(1,440)	(554)
Other	(426)	(353)
Net cash flows provided by financing activities	152,851	6,535

Effect of exchange rate changes on cash and cash equivalents	(419)	2,345
Increase in cash and cash equivalents	12,408	13

Cash and cash equivalents beginning of period	64,908	53,463
Cash and cash equivalents end of period	$77,316	$53,476

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Products:
Aortic stent grafts	$46,414	$39,841	$90,811	$76,443
On-X	30,506	25,572	56,457	47,146
Surgical sealants	19,287	19,288	38,092	37,394
Other	3,698	2,743	5,987	5,259
Total products	99,905	87,444	191,347	166,242

Preservation services	25,852	25,528	50,747	45,708
Total revenues	$125,757	$112,972	$242,094	$211,950

North America	$62,333	$57,569	$121,028	$105,362
Europe, the Middle East, and Africa	44,548	38,713	88,534	75,758
Asia Pacific	12,169	11,131	20,859	19,345
Latin America	6,707	5,559	11,673	11,485
Total revenues	$125,757	$112,972	$242,094	$211,950

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended June 30,				Percent Change From Prior Year
	2026	2025
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$46,414	$39,841	$1,632	$41,473	12%
On-X	30,506	25,572	311	25,883	18%
Surgical sealants	19,287	19,288	361	19,649	-2%
Other	3,698	2,743	7	2,750	34%
Total products	99,905	87,444	2,311	89,755	11%

Preservation services	25,852	25,528	20	25,548	1%
Total	$125,757	$112,972	$2,331	$115,303	9%

North America	62,333	57,569	50	57,619	8%
Europe, the Middle East, and Africa	44,548	38,713	1,781	40,494	10%
Asia Pacific	12,169	11,131	—	11,131	9%
Latin America	6,707	5,559	500	6,059	11%
Total	$125,757	$112,972	$2,331	$115,303	9%

	Revenues for the Six Months Ended June 30,				Percent Change From Prior Year
	2026	2025
	US GAAP	US GAAP	Exchange Rate Effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$90,811	$76,443	$5,509	$81,952	11%
On-X	56,457	47,146	945	48,091	17%
Surgical sealants	38,092	37,394	1,110	38,504	-1%
Other	5,987	5,259	32	5,291	13%
Total products	191,347	166,242	7,596	173,838	10%

Preservation services	50,747	45,708	41	45,749	11%
Total	$242,094	$211,950	$7,637	$219,587	10%

North America	121,028	105,362	136	105,498	15%
Europe, the Middle East, and Africa	88,534	75,758	6,462	82,220	8%
Asia Pacific	20,859	19,345	—	19,345	8%
Latin America	11,673	11,485	1,039	12,524	-7%
Total	$242,094	$211,950	$7,637	$219,587	10%

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$79,826	$57,665	$140,646	$112,369
Business development, integration, and severance	19,834	3,050	22,848	266
Cybersecurity incident	—	1,243	(1,478)	5,693
Adjusted G&A, non-GAAP	$59,992	$53,372	$119,276	$106,410

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of net (loss) income, GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(13,510)	$1,345	$(12,093)	$840
Adjustments:
Interest expense	7,253	7,270	12,620	14,933
Interest income	(367)	(68)	(572)	(212)
Income tax expense	1,811	2,137	733	347
Depreciation and amortization expense	6,748	5,538	13,088	10,984
EBITDA, non-GAAP	1,935	16,222	13,776	26,892

Non-cash compensation	8,164	6,122	16,578	14,167
Business development, integration, and severance	15,538	2,568	18,022	(489)
Cybersecurity incident	—	1,683	(1,478)	6,429
Losses on inducement/extinguishment of debt	—	2,664	—	2,664
Loss (gain) on foreign currency revaluation	746	(4,495)	1,568	(7,351)

Adjusted EBITDA, non-GAAP	$26,383	$24,764	$48,466	$42,312

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows (used in) provided by operating activities	$(1,266)	$15,011	$(112)	$(1,942)
Capital expenditures	(10,748)	(3,287)	(18,751)	(6,925)
Free cash flows, non-GAAP	$(12,014)	$11,724	$(18,863)	$(8,867)

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP:
(Loss) income before income taxes	$(11,699)	$3,482	$(11,360)	$1,187
Income tax expense	1,811	2,137	733	347
Net (loss) income	$(13,510)	$1,345	$(12,093)	$840

Diluted (loss) income per common share	$(0.28)	$0.03	$(0.25)	$0.02

Diluted weighted-average common shares outstanding	48,541	45,378	48,309	44,503

Reconciliation of (loss) income before income taxes, GAAP to adjusted income, non-GAAP:
(Loss) income before income taxes, GAAP:	$(11,699)	$3,482	$(11,360)	$1,187
Adjustments:
Amortization expense	4,226	3,427	8,137	6,815
Business development, integration, and severance	15,538	2,568	18,022	(489)
Non-cash interest expense	396	485	711	1,028
Cybersecurity incident	—	1,683	(1,478)	6,429
Losses on inducement/extinguishment of debt	—	2,664	—	2,664
Adjusted income before income taxes, non-GAAP	8,461	14,309	14,032	17,634

Income tax expense calculated at a tax rate of 25%	2,115	3,577	3,508	4,408
Adjusted net income, non-GAAP	$6,346	$10,732	$10,524	$13,226

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.28)	$0.03	$(0.25)	$0.02
Adjustments:
Amortization expense	0.09	0.07	0.17	0.15
Business development, integration, and severance	0.31	0.06	0.36	(0.01)
Non-cash interest expense	0.01	0.01	0.02	0.02
Cybersecurity incident	—	0.03	(0.03)	0.14
Losses on inducement/extinguishment of debt	—	0.06	—	0.06
Tax effect of non-GAAP adjustments	(0.10)	(0.06)	(0.13)	(0.09)
Effect of 25% tax rate	0.10	0.04	0.07	0.01
Adjusted diluted income per common share, non-GAAP	$0.13	$0.24	$0.21	$0.30

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	48,541	45,378	48,309	44,503
Adjustments:
Effect of dilutive stock options and awards	1,077	—	1,360	—
Diluted weighted-average common shares outstanding, non-GAAP	49,618	45,378	49,669	44,503